                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                         KEY PRODUCTION COMPANY, INC.
   (Exact name of registrant as specified in its articles of incorporation)


                Delaware                       84-1089744
        (State of incorporation)    (I.R.S. Employer Identification
                                                 Number)

                      707 Seventeenth Street, Suite 3300
                          Denver, Colorado 80202-3404
                                (303) 295-3995
  (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                             _____________________

                         Cathy L. Anderson, Controller
                         Key Production Company, Inc.
                      707 Seventeenth Street, Suite 3300
                          Denver, Colorado 80202-3404
                              Tel. (303) 295-3995
                              Fax (303) 295-3494
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                           Thomas A. Richardson, Esq.
                            Holme Roberts & Owen LLP
                            1700 Lincoln, Suite 4100
                             Denver, Colorado 80203
                              Tel. (303) 861-7000
                               Fax (303) 866-0200

                             _____________________

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
 Title of each                                              Proposed maximum
   class of                             Proposed maximum        aggregate
securities to be     Amount to be        offering price      offering price          Amount of
 registered (1)     registered (2)       per share (3)           (4) (5)         registration fee
-------------------------------------------------------------------------------------------------
Common Stock,
Preferred  Stock
and Debt
Securities                --                   --             $150,000,000            $41,700
=================================================================================================

(1) This registration statement also covers debt securities, preferred stock, and common stock which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) In no event will the aggregate initial offering price of common stock, preferred stock, and debt securities issued under this registration statement exceed $150,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(4) The proposed maximum offering price per unit will be determined from time to time by Key in connection with, and at the time of, the issuance by Key of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

                             _____________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the SECURITIES ACT of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said SECTION 8(a), may determine.

================================================================================

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED July 27, 1999.
                                               -------

                                  $150,000,000

                          KEY PRODUCTION COMPANY, INC.

                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES

                             _____________________

     We may from time to time issue up to a total of $150,000,000 of our common stock, preferred stock and/or debt securities. The accompanying prospectus supplement will specify the terms of the securities.

                             _____________________

     Key may sell these securities to or through underwriters, and also to other purchasers or through agents. The accompanying prospectus supplement will specify the names of these underwriters or agents.

                             _____________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                             _____________________

                  Prospectus dated ___________________, 1999.

                      TABLE OF CONTENTS


                                                               PAGE
                                                               ----

About This Prospectus.......................................     3
Where You Can Find More Information.........................     3
Incorporation of Certain Documents by Reference.............     3
Key Production Company, Inc.................................     4
Ratios of Earnings to Fixed Charges and Ratios of Earnings
 to Combined Fixed Charges and Preferred Stock Dividends....     4
Use of Proceeds.............................................     5
The Securities We May Offer.................................     5
Description of Capital Stock................................     6
Description of Debt Securities..............................     9
Book-Entry Issuance.........................................    12
Plan of Distribution........................................    15
Legal Matters...............................................    17
Experts.....................................................    17

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, will include or refer you to all material information relating to each offering.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549;

     - 7 World Trade Center
       New York, New York 10048; and

     - Citicorp Center
       500 West Madison Street
       Chicago, Illinois 60661.

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock has been listed and traded on the New York Stock Exchange since 1996. Accordingly, you may inspect the information we file with the Securities and Exchange Commission at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     -  Our Annual Report on Form 10-K for the fiscal year ended December 31,
        1998.

     - Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

     This description may be further amended from time to time.

     Each of these documents is available from the Securities and Exchange Commission's web site and public reference rooms described above. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning Monroe W. Robertson, Corporate Secretary, at our principal executive office, which is:

     Key Production Company, Inc.
     707 Seventeenth Street, Suite 3300
     Denver, Colorado 80202-3404
     (303) 295-3995

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

                          KEY PRODUCTION COMPANY, INC.

     Key Production is a Delaware corporation formed in 1988. We are an independent natural gas and crude oil exploration and production company with operations in the Anadarko Basin of Oklahoma, the Hardeman Basin of north-central Texas, the Sacramento Basin of northern California, the Gulf Coast of Texas, Louisiana and Mississippi and the Rocky Mountains. Key is headquartered in Denver, Colorado with regional exploration offices located in Tulsa, Oklahoma; New Orleans, Louisiana; and Sacramento, California. We hold interests in some of our oil and gas properties through our wholly-owned subsidiaries, Brock Exploration Corporation, Brock Oil & Gas Corporation and Brock Gas Systems and Equipment, Inc.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were the same for each of the periods indicated in the table below. This is because there were no shares of preferred stock outstanding during any of these periods.

THREE MONTHS ENDED MARCH 31,             YEARS ENDED DECEMBER 31,
----------------------------  -------------------------------------------
          1999                1998       1997      1996      1995    1994
          ----                ----       ----      ----      ----    ----

          1.66                3.17       9.44      9.95      4.82   10.94

     Our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends were computed based on:

     - "earnings," which consist of consolidated income or losses from continuing operations plus income taxes and fixed charges, except capitalized interest, or, in the case of our ratios of earnings to combined fixed charges and preferred stock dividends, those earnings plus preferred stock dividends; and

     - "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest, or, in the case of our ratios of earnings to combined fixed charges and preferred stock dividends, those fixed charges plus preferred stock dividends.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things:

     - the repayment of outstanding indebtedness;

     - working capital;

     - capital expenditures; and

     - acquisitions.

     The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

                          THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

     - common stock;

     - preferred stock; and/or

     - debt securities.

     In this prospectus, we will refer to the common stock, preferred stock, and debt securities collectively as "securities." The total dollar amount of all securities that we may issue under this prospectus will not exceed $150,000,000.

     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities. For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

     Under our certificate of incorporation, our authorized capital stock consists of 50,000,000 shares of common stock, $.25 par value per share. Key is not currently authorized to issue preferred shares. Authority to issue preferred shares would require a majority vote of Key's stockholders at either the Annual Meeting of Stockholders or at a Special Meeting called for the purpose of voting on the authorization of preferred shares. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

COMMON STOCK

     As of March 31, 1999, Key had 50,000,000 shares of common stock authorized and 11,524,681 shares of common stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

  Voting

     For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on the books of Key. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any future holders of preferred stock, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

  Dividends

     If our board of directors declares a dividend, holders of common stock will receive payments from the funds of Key that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to future holders of preferred stock.

 Liquidation

     If Key is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock.

  Other Rights and Restrictions

     Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by Key. Our articles of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

     When we issue shares of common stock, the shares will be fully paid and non-assessable. Delaware law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock, when we are insolvent, or that renders us insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent.

  Listing

     Our common stock is listed on the New York Stock Exchange.

  Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

PREFERRED STOCK

  General

     Key is not currently authorized to issue preferred shares. Authority to issue preferred shares would require a majority vote of Key's stockholders at either the Annual Meeting of Stockholders or at a Special Meeting called for the purpose of voting on the authorization of preferred shares.

     If approved by our stockholders, our board of directors will be authorized to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

  Undesignated Preferred Stock

     This summary of the undesignated preferred stock discusses terms and conditions that we expect will apply to all series of the preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each particular series of preferred stock offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

     The following description, together with the applicable prospectus supplements, will summarize all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock. We urge you to read this certificate of designation.

     We expect the prospectus supplement to include some or all of the following terms:

     -  the designation of the series of preferred stock;

     - the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - the dividend rate or rates of the shares, the dates at which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

     - the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

     - the redemption rights and price or prices, if any, for the shares of preferred stock;

     - any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

     - any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

     - any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

     - whether the shares of preferred stock will be convertible into shares of our common stock or any other class of our capital stock, and, if convertible, the conversion price or prices, and any adjustment or other terms and conditions upon which the conversion shall be made;

     - any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

     -  any listing of the preferred stock on any securities exchange; and

     -  the federal income tax considerations applicable to the preferred stock.

     Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions, as the board of directors determines, and without further action of the stockholders, including holders of our then-outstanding preferred stock, if any.

  Anti-Takeover Effect of Delaware Law

     Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

     - the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

     As defined in Section 203, an "interested stockholder" is generally a person owning 15% or more of the outstanding voting stock of the corporation. As defined in Section 203, a "business combination" includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

     The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Key.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be direct unsecured obligations of Key and may be senior debt securities, senior subordinated debt securities or junior subordinated debt securities.

     The debt securities will be issued under one or more indentures in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939.

     Key may issue the debt securities in one or more series. Specific terms of each series of debt securities will be contained in resolutions of Key's board of directors or in a supplemental indenture. The specific terms will be described in a prospectus supplement.

     All debt securities of one series need not be issued at the same time and, unless otherwise provided in the prospectus supplement, Key may issue additional debt securities of the series without consent of the holders.

     The specific terms of the debt securities may include any of the following:

     - the title of the debt securities and whether the debt securities are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

     - the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

     -  the price at which the debt securities will be issued;

     - any right of the holders to convert the debt securities into stock, including the initial conversion price and rate and the conversion period and any limitations on the transferability of the stock received on conversion;

     -  the dates on which the principal of the debt securities will be payable;

     -  the interest rates, which may be fixed or variable;

     - the dates from which any interest will accrue, the dates on which the interest will be payable, the record dates for the interest payments, the persons to whom the interest will be payable, and the manner of calculating interest ;

     - any right of Key to extend the dates on which principal or interest will be payable;

     - the places where the principal and any interest will be payable, where the debt securities may be surrendered for registration of transfer and where notices to Key regarding the debt securities and the indenture may be served;

     - any right of Key to elect to redeem the debt securities, including the redemption prices and redemption periods;

     - any obligation of Key to redeem the debt securities under any sinking fund or similar provision or at the option of a holder, including the redemption prices and redemption periods;

     - the events that would cause Key to be in default and the consequences of default; and

     -  any discharge and release provisions of the indenture.

     The debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount to be payable on acceleration of the maturity of the debt securities. In that case, all material U.S. federal income tax, accounting and other considerations applicable to the securities will be described in the prospectus supplement.

     Except as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that would limit the ability of Key to incur debt or that would protect holders of debt securities in the event of a change of control of Key. The prospectus supplement will contain information with respect to any changes to the events of default of Key that are described below.

     Covenants

     The prospectus supplement will describe any material covenants of a series of debt securities.

     Events of Default, Notice and Waiver

     The prospectus supplement and each indenture will describe the events that would cause Key to be in default and the consequences of default, including the following:

     - failure to pay any interest when due that continues for a period of 30 days;

     -  failure to pay the principal when due;

     - breach of any other covenant or warranty of Key in the indenture that continues for a period of 90 days after written notice as provided in the indenture; and

     -  any other event of default provided in the indenture.

     If an event of default under any indenture occurs and is continuing, then the trustee or the holders of not less than 25 percent in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately by written notice to Key and to the trustee if given by the holders. If the debt securities of that series were issued at a discount or are indexed securities, only the portion of the principal amount specified in the terms of the securities may be declared due and payable. However, at any time after the declaration of acceleration with respect to debt securities of the series has been made, but before judgement for payment of the money due has been obtained by the trustee, the holders of a majority of the principal amount of outstanding debt securities of the series may rescind the acceleration if all conditions set forth in the indenture are met.

     The indentures also will provide that the holders of a majority of the principal amount of the outstanding debt securities of any series may waive any past default and its consequences, except a default:

     -  in the payment of the principal or interest or

     - of a provision contained in the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

     The indentures will provide for other procedures that may be followed by holders of debt securities, the trustee of any series of debt securities, or both, if an event of default occurs.

     Amendment of the Indentures

     Amendments of an indenture are permitted with the consent of the holders of a majority in principal amount of all outstanding debt securities issued under the indenture affected by the modification or amendment. However, no amendment may, without the consent of each holder of debt securities affected:

     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

     - reduce the rate of interest or change the time for payment of interest, including default interest, on any debt security;

     - reduce the principal or change the fixed maturity or alter any redemption provision or any obligations of Key to offer to purchase or to redeem debt securities;

     -  modify the ranking or priority of the debt securities;

     -  waive a continuing default in the payment of principal or interest; or

     - make any debt security payable at a different place or in different currency, or impair the right of any holder to bring suit.

     The holders of a majority in principal amount of the outstanding debt securities of each series may, on behalf of all holders, waive compliance by Key with restrictive covenants of the series.

     Key and the trustee may amend the indenture to, among other things, correct errors and ambiguities without the consent of any holder of debt securities as set forth in the indenture and as described in the prospectus supplement.

     Subordination

     The prospectus supplement will describe any subordination provisions and will define the senior debt to which the debt securities may be subordinated and will set forth the approximate amount of senior debt outstanding as of the end of Key's most recent fiscal quarter.

     Discharge

     Except as otherwise specified in the prospectus supplement, when (1) all debt securities of a series have become due and payable or will become due and payable at their stated maturity within one year, and (2) Key deposits with the trustee funds to pay all amounts due on the entire outstanding series of debt securities, then Key will have satisfied the indenture with respect to the series.

     Except as otherwise specified in the prospectus supplement, the indentures will provide that Key may elect either (a) to be discharged from any series of debt securities or (b) to be released from certain obligations with respect to the debt securities under the indenture, in either case after depositing with the trustee enough money to pay all amounts due on the debt securities on the scheduled due dates.

     In addition, Key must have delivered to the trustee an opinion of counsel that the holders of the debt securities (1) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge or release from obligations and (2) will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the discharge or release had not occurred. After a discharge, the holders of the debt securities will be able to look only to the trust fund for payment of principal and interest.

     Payment and Paying Agents

     Unless otherwise specified in the applicable prospectus supplement, principal and interest will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at the option of Key, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the register for the debt securities or by wire transfer of funds to the person at an account maintained within the United States.

     All monies paid by Key to a paying agent or a trustee for the payment of principal or interest that remain unclaimed at the end of two years after the payment has become due will be repaid to Key, and the holder of the debt security then may look only to Key for payment.

                             BOOK-ENTRY SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than common stock, in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

     No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

     DTC has informed us that it is:

     -  a limited purpose trust company organized under New York banking laws;

     - a "banking organization" within the meaning of the New York banking laws;

     -  a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     -  a "clearing agency" registered under the Securities Exchange Act.

     DTC has also informed us that it was created to:

     -  hold securities for "participants"; and

     - facilitate the clearance and settlement of securities transactions among participants through electronic book-entry, thereby eliminating the need for the physical movement of securities certificates.

     Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the certificate, the indenture or any deposit agreement. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

     Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

     Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

     DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

     DTC has further advised us that its management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom it acquires services to impress upon them the importance of such services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation -- and, as appropriate, testing -- of their services. In addition, DTC is in the process of developing contingency plans that it considers appropriate.

     According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

     - we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the certificate, the indenture or any deposit agreement that the book-entry security will be so exchangeable.

     Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

     If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or depositary, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

     Except as described above:

     - a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

     - DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

     None of Key, the trustees, any registrar and transfer agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.


                              PLAN OF DISTRIBUTION

     Any of the securities being offered may be sold in any one or more of the following ways from time to time:

     -  through agents;

     -  to or through underwriters;

     -  through dealers; and

     -  directly by Key.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or a negotiated prices.

     Offers to purchase securities may be solicited by agents designated by Key. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by Key to the agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment. The agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If the securities are sold by means of an underwritten offering, Key will execute an underwriting agreement with underwriters at the time an agreement for the sale is reached. In that case, the names of the specific managing underwriter or underwriters, as well as any other underwriters, the amounts underwritten and terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the securities. The underwriters will acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters will be obligated to purchase all the securities if any are purchased.

     Key may grant to the underwriters options to purchase additional securities to cover any over-allotments at the initial public offering price, with additional underwriting commissions or discounts, as may be set forth in the prospectus supplement.

     If a dealer is used in the sale of the securities, Key will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

     Offers to purchase securities may be solicited directly by Key and securities may be sold by Key directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of the sales will be described in the prospectus supplement.

     If described in the prospectus supplement, securities may also be offered and sold, in connection with a remarketing on their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Key. Any remarketing firm will be identified and its compensation and the terms of any agreement with Key will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

     If described in the prospectus supplement, Key may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from Key at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities under delayed delivery contracts accepted by Key.

     Agents, underwriters, dealers and remarketing firms may be entitled under agreements with Key to indemnification by Key against certain liabilities, including liabilities under the Securities Act, or to contribution for payments that the agents, underwriters, dealers and remarketing firms may be required to make.

     Each series of securities will be a new issue. Other than the common stock, which is listed on the New York Stock Exchange, new securities will have no established trading market. Key may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the prospectus supplement, Key will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, Key and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the common stock and the preferred stock and the status of the debt securities as binding obligations of Key will be passed on for Key by Holme Roberts & Owen LLP, Denver, Colorado.

                                    EXPERTS

     The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated by their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The information incorporated by reference into this prospectus regarding the total proved reserves of Key was prepared by Key and audited by Ryder Scott Company, L.P. as stated in their letter reports, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Securities and Exchange Commission filing fee......................$ 41,700
Rating agency fees................................................. 100,000
Legal fees and expenses............................................ 150,000
Accounting fees and expenses.......................................  15,000
Trustee's fees and expenses........................................  15,000
Printing and engraving............................................. 100,000
Miscellaneous......................................................  45,000
                                                                   --------
     Total........................................................ $466,700
                                                                   =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Key's amended certificate of incorporation provides that Key shall, to the full extent permitted under the Delaware General Corporation Law, indemnify its officers, directors, employees and agents.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Key maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Article 6 of Key's bylaws provides, in substance, that directors, officers, employees and agents of Key shall be indemnified to the fullest extent permitted by law, including the Delaware General Corporation Law. Additionally, Article IV of Key's amended certificate of incorporation eliminates in certain circumstances the personal liability of directors of Key for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

     - for a breach of the director's duty of loyalty to Key or its stockholders;

     -  for acts or omissions by the director not in good faith;

     - for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

     - under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

     - for transactions from which the director derived an improper personal benefit.

     Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements Key agrees to in connection with offerings of the securities registered by this registration statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER    EXHIBIT
------    -------

 1.1*     Form of Underwriting Agreement.
 2.1 Dissolution Agreement and Quitclaim Assignment between APC Operating Partnership L.P., Apache Corporation and the Registrant, dated as of January 1, 1993 (incorporated by reference to Exhibit 2.1 to the Registrant's Form 10-Q for the period ended March 31, 1993, file no. 0-17162).
 2.2 Agreement and Plan of Merger dated as of December 21, 1995 among Key Production Company, Inc., Key Acquisition One, Inc. and Brock Exploration Corporation (incorporated by reference to Exhibit 2.2 to the Registrant's Statement on Form S-4, registration no. 333-00889 filed with the SEC on February 15, 1996).
 3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 5,
          1988).
 3.2 Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 5, 1988).
 3.3 Bylaws of the Registrant, as amended and restated on June 8, 1995 (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended June 30, 1995, file no. 0-17162).
 4.1      Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.12 to the Registrant's Amendment No. 1 to Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 15,
          1988).
 4.2***   Form of Certificate for shares of Key's preferred stock.
 4.2(a)** Form of Senior Indenture by and between Key Production Company, Inc.
          and __________________, as trustee, including a form of senior debt security.

 4.2(b)** Form of Senior Subordinated Indenture by and between Key Production
          Company, Inc. and ____________________, as trustee including a form of senior subordinated debt security.
 4.2(c)** Form of Junior Subordinated Indenture by and between Key Production
          Company, Inc. and ____________________, as trustee including a form of junior subordinated debt security.
 5.1**    Opinion of Holme Roberts & Owen LLP.
 12.1**   Computation of ratios of earnings to fixed charges.
 23.1**   Consent of Independent Public Accountants.
 23.2     Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
 23.3**   Consent of Ryder Scott Company, L.P.
 24.1 Power of Attorney (included on the signature pages of the original filing).


* Key will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

**   Filed herewith.

***  To be filed by amendment.

ITEM 17. UNDERTAKINGS.

1.  Key hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective Registration Statement; and

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Key pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Key hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Key's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of Key pursuant to the provisions described under Item 15 above, or otherwise, Key has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Key of expenses incurred or paid by a director, officer or controlling person of Key in the successful defense of any action, suit or proceeding) is asserted against Key by such director, officer or controlling person in connection with the securities being registered, Key will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4.  Key hereby undertakes that:

          (a) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Key hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado.

                                         KEY PRODUCTION COMPANY, INC.

                                         By:   /s/ F.H. MERELLI
                                            ----------------------
                                            F.H. Merelli
                                            Chairman, President and
                                            Chief Executive Officer

Date: July 27, 1999
      -------------


                               POWER OF ATTORNEY

     The undersigned directors and officers of Key Production Company, Inc. do hereby constitute and appoint F.H. Merelli, Monroe W. Robertson and Cathy L. Anderson, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on July 27, 1999.
                        -------

      NAME OF SIGNATURE                          TITLE

   /s/ F.H. Merelli            Chairman, President and Chief Executive Officer
----------------------------       (Principal Executive Officer)
       F.H. Merelli


   /s/ Monroe W. Robertson     Senior Vice President and Secretary
----------------------------       (Principal Financial Officer)
    Monroe W. Robertson


   /s/ Cathy L. Anderson       Controller
----------------------------       (Principal Accounting Officer)
      Cathy L. Anderson


   /s/ Cortlandt S. Dietler    Director
----------------------------
    Cortlandt S. Dietler


   /s/ L. Paul Teague          Director
----------------------------
       L. Paul Teague

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                                       DESCRIPTION
-------                                     -----------
   4.2(a)   --  Form of Senior Indenture by and between Key Production Company, Inc. and __________________, as trustee, including a form of senior debt security.
   4.2(b)   --  Form of Senior Subordinated Indenture by and between Key Production Company, Inc. and
                ____________________, as trustee including a form of senior subordinated debt security.
   4.2(c)   --  Form of Junior Subordinated Indenture by and between Key Production Company, Inc. and
                ____________________, as trustee including a form of junior subordinated debt security.
   5.1      --  Opinion of Holme Roberts & Owen LLP regarding legality of securities being registered.
  12.1      --  Computation of ratios of earnings to fixed charges.
  23.1      --  Consent of Independent Public Accountants.
  23.2      --  Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
  23.3      --  Consent of Ryder Scott Company, L.P.
  24.1      --  Power of Attorney (included in Part II as a part of the signature pages of the Registration
                Statement).